Exhibit 10.54

Amendment No. 1 to the

Pershing Gold Corporation

2013 Equity Incentive Plan

(Established February 12, 2013)

THIS AMENDMENT No. 1 to the Pershing Gold Corporation 2013 Equity Incentive Plan (the “Plan”) is made on this 7th day of October, 2016 (the “Effective Date”).

WHEREAS, Pershing Gold Corporation (the “Company”) originally established the Plan as of February 12, 2013;

WHEREAS, Section 4.2 of the Plan sets the maximum number of shares of Common Stock that may be delivered pursuant to awards granted under the Plan at 40 million shares;

WHEREAS, Section 7.1 of the Plan authorizes the Board of Directors (the “Board”), as the plan Administrator, to proportionately adjust the number of shares of Common Stock issuable under the Plan in the event of a reverse split;

WHEREAS, the Company completed an 18-for-1 reverse split of its Common Stock on June 18, 2015 (the “Reverse Stock Split”); and

WHEREAS, the Board desires to amend section 4.2 of the Plan to modify the share limit pursuant to Section 7.1 of the Plan as a result of the Reverse Stock Split.

NOW THEREFORE, the Board hereby amends the Plan as follows:

1.            Share Limit. As of the Effective Date, Section 4.2 of the Plan is hereby deleted in its entirety and replaced with the following:

4.2 Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan may not exceed 2,222,222 shares of Common Stock (the “Share Limit”).

2.            Effect on Plan. The Plan shall remain unchanged and in full force and effect except as otherwise set forth in this Amendment No. 1.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan as of the date first indicated above.

Pershing Gold Corporation
A Nevada corporation

/s/ Mindyjo Germann
By:	Mindyjo Germann
Its:	Corporate Secretary